Exhibit 99.1

eXp World Holdings Reports Q2 2024 Results

BELLINGHAM, Wash. — July 31, 2024 — eXp World Holdings, Inc. (Nasdaq: EXPI), or the “Company”, the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises, today announced financial results for the second quarter ended June 30, 2024.

“The power of the eXp platform is paying off for our agents and eXp worldwide,” said Glenn Sanford, eXp World Holdings Founder, Chairman and CEO. “We believe the investments we’ve made to provide our agents with the best tools, technology and training during this downturn are helping them outpace the industry in productivity while increasing our agent NPS score. It’s clear that we have established the winning playbook for agents in the U.S. while our International segment is an untapped opportunity where I have taken a more active role guiding our ongoing growth. Moving forward, we will continue to relentlessly pursue our core objective of being the most agent-centric real estate brokerage on the planet.”

“After gathering feedback from agents during my first quarter as eXp Realty CEO, it is clear that our initiatives to support agent productivity are gaining traction,” said Leo Pareja, eXp Realty CEO. “Agents love the expanded learning and development options, faster payouts and Gen AI-based self-service capabilities we have introduced, and they are eager for what’s to come. I remain committed to seeking new ways to leverage technology to operate more efficiently, which will both fund our investments in agent productivity and drive agent satisfaction as increasingly automated processes enable agents to devote more of their time to serving their clients.”

“We delivered a solid second quarter as eXp agents closed $52 billion of transactions, a 7% year-over-year increase, and grew revenues 5% year-over-year while generating significant cash flow and returning $56 million to shareholders through share repurchases and cash dividends,” said Kent Cheng, Chief Accounting Officer of eXp World Holdings. “We continue to improve business efficiencies and reduce costs, even while investing aggressively in our agents. We believe this winning formula will drive superior growth and greater value for our shareholders over the long term.”

Second Quarter 2024 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Second quarter revenue increased 5% to $1,295 million, driven by the superior productivity of our agents, which more than offset declines in the U.S. real estate market, as well as increased home sales prices. U.S. transaction units outperformed the market[1].
●	Second quarter net income from continuing operations of $11.8 million compared to $11.4 million net income in the second quarter of 2023. In spite of a 44% increase of operating income, net income is impacted unfavorably by higher tax on continuing operations. Second quarter net income from continuing operations per diluted share of $0.08 compared to net income per diluted share of $0.07 in the year-ago quarter. Second quarter net income including discontinued operations was $12.4 million compared to $9.4 million in the second quarter of 2023.

1 Based on home sales transaction growth and estimated market share. Sources: Industry transactions based on NAR existing home sales (assuming 2 sides per sale) and U.S. Census Bureau new home sales (assuming 1 side per sale).

●	Second quarter operating costs[2] were $79.0 million, a 4% decrease compared to the second quarter of 2023. This decrease was driven by lower expenses related to the shareholders summit in 2024, since it was conducted virtually, and lower employee-related expenses, partially offset by increased legal expenses associated with the antitrust lawsuit.
●	Second quarter adjusted EBITDA[3] (a non-GAAP financial measure) of $32.8 million, an increase of 22% compared to the second quarter of 2023. Adjusted EBITDA was higher year over year, due to improved business efficiencies, reduced costs, and higher revenues and gross profit.
●	As of June 30, 2024, cash and cash equivalents totaled $108.4 million, compared to $124.7 million as of June 30, 2023. The Company repurchased approximately $48.2 million of common stock during the second quarter of 2024.
●	The Company paid a cash dividend for the second quarter of 2024 of $0.05 per share of common stock on May 27, 2024. On July 26, 2024, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock for the third quarter of 2024, expected to be paid on August 30, 2024 to stockholders of record on August 14, 2024.

Second Quarter 2024 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the second quarter of 2024 with a global agent Net Promoter Score (aNPS) of 76, up from 72 a year ago. aNPS is a measure of agent satisfaction and an important key performance indicator (KPI) given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform decreased 1% year-over-year to 87,111 as of June 30, 2024 as we continue to off board less productive agents. However, we are committed to retaining our most productive agents in the United States and Canada through the execution of our growth strategies and the end-to-end suite of services we offer our agents.
●	Real estate sales transactions increased 1% year-over-year to 120,613.
●	Transaction volume increased 7% year-over-year to $51.9 billion.
●	Launched eXp Elevate Coaching, a state-of-the-art coaching platform designed to enhance the business growth and professional development of eXp Realty agents in North America.
●	Launched the Global Agent Referral Platform, designed to simplify and accelerate the real estate referral process.
●	Announced 44 eXp Realty agents named to the 2024 RealTrends + Tom Ferry The Thousand List, an annual, national program that ranks the top 500 agents and top 500 teams in the U.S. by transaction sides and sales volume.

Second Quarter 2024 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and CEO Glenn Sanford, eXp Realty CEO Leo Pareja and eXp World Holdings Chief Accounting Officer, Kent Cheng on Wednesday, July 31, 2024 at 2 p.m. PT / 5 p.m. ET.

2 Excludes commissions and other agent-related costs.

3 A reconciliation of adjusted EBITDA to net income and a discussion of why management believes adjusted EBITDA, a non-GAAP measure, is useful is included below.

The investor Q&A is open to investors, current stockholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Wednesday, July 31, 2024

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises.

eXp Realty is the largest independent real estate company in the world with more than 87,000 agents in the United States, Canada, the United Kingdom, Australia, France, India, Mexico, Portugal, South Africa, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, the Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech solutions, including an innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by FrameVR.io technology, offering immersive 3D platforms that are deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

eXp World Holdings, Inc. intends to use its Investor Relations website, its X (formerly Twitter) feed (@eXpWorldIR), Facebook page (https://www.facebook.com/eXpWorldHoldings), Instagram account (@eXpWorldHoldings), LinkedIn page (https://www.linkedin.com/company/expworldholdings/), as well as eXp Realty, LLC’s X (formerly Twitter) feed (@eXpRealty), Facebook page (https://www.facebook.com/eXpRealty), Instagram account (@eXpRealty_), and LinkedIn account (https://www.linkedin.com/company/exp-realty/) as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA, which is a non-U.S. GAAP financial measure that may be different from similarly titled measures used by other companies. This measure is presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-GAAP financial measure provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to key metrics used by management for financial and operational decision-making. This measure may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of stock and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss) from continuing operations, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, litigation contingency expenses, stock-based compensation expense, and stock option expense.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. These statements include, but are not limited to, statements about future cost saving measures; the continued growth of our agent and broker base; improvements in technology and operational processes; revenue growth; dividends; and financial performance. Such forward-looking statements speak only as of the date hereof, and the Company undertakes no obligation to revise or update them. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; outcomes of ongoing litigation; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$ 1,295,244	$ 1,231,116	$ 2,238,298	$ 2,079,569

Commissions and other agent-related costs	1,197,668	1,135,615	2,062,414	1,912,453
General and administrative expenses	61,160	64,917	123,742	119,543
Technology and development expenses	14,848	14,888	29,609	28,948
Sales and marketing expenses	3,031	2,860	6,170	5,787
Litigation contingency	-	-	16,000	-
Total operating expenses	1,276,707	1,218,280	2,237,935	2,066,731
Operating income	18,537	12,836	363	12,838
Other (income) expense
Other (income) expense, net	(1,749)	(1,294)	(2,937)	(2,168)
Equity in losses of unconsolidated affiliates	374	143	523	485
Total other (income) expense, net	(1,375)	(1,151)	(2,414)	(1,683)
Income before income tax expense	19,912	13,987	2,777	14,521
Income tax expense	8,146	2,632	4,841	1,174
Net income (loss) from continuing operations	11,766	11,355	(2,064)	13,347
Net income (loss) from discontinued operations	617	(1,933)	(1,192)	(2,472)
Net income (loss)	$ 12,383	$ 9,422	($ 3,256)	$ 10,875
Earnings (loss) earnings per share
Basic, net income (loss) from continuing operations	$ 0.08	$ 0.07	($ 0.01)	$ 0.09
Basic, net income (loss) from discontinued operations	0.00	(0.01)	(0.01)	(0.02)
Basic, net income (loss)	0.08	0.06	(0.02)	0.07
Diluted, net income (loss) from continuing operations	0.08	0.07	(0.01)	0.09
Diluted, net income (loss) from discontinued operations	0.00	(0.01)	(0.01)	(0.02)
Diluted, net income (loss)	$ 0.08	$ 0.06	($ 0.02)	$ 0.07
Weighted average shares outstanding
Basic	153,580,879	153,249,120	154,160,607	152,899,883
Diluted	155,984,147	156,693,959	154,160,607	156,119,627
Comprehensive income (loss):
Net income (loss)	$ 12,383	$ 9,422	($ 3,256)	$ 10,875
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(898)	64	(1,787)	707
Comprehensive income (loss) attributable to eXp World Holdings, Inc.	$ 11,485	$ 9,486	($ 5,043)	$ 11,582

CONSOLIDATED US-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income (loss) from continuing operations	$ 11,766	$ 11,355	($ 2,064)	$ 13,347
Other (income) expense, net	(1,375)	(1,151)	(2,414)	(1,683)
Income tax (benefit) expense	8,146	2,632	4,841	1,174
Depreciation and amortization	2,963	3,143	5,363	5,358
Litigation contingency	—	—	16,000	—
Stock compensation expense (1)	9,329	8,488	18,157	18,148
Stock option expense	1,985	2,380	3,975	5,126
Adjusted EBITDA	$ 32,814	$ 26,847	$ 43,858	$ 41,470

(1) This includes agent growth incentive stock compensation expense and stock compensation expense related to business acquisitions.

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2024	December 31, 2023

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 108,395	$ 125,873
Restricted cash	85,126	44,020
Accounts receivable, net of allowance for credit losses of $1,527 and $2,204, respectively	133,896	85,343
Prepaids and other assets	7,082	9,275
Current assets of discontinued operations	1,068	1,964
TOTAL CURRENT ASSETS	335,567	266,475
Property, plant, and equipment, net	11,789	12,967
Other noncurrent assets	10,815	7,410
Intangible assets, net	5,965	7,012
Deferred tax assets	66,916	69,253
Goodwill	19,673	16,982
Noncurrent assets of discontinued operations	6,706	5,569
TOTAL ASSETS	$ 457,431	$ 385,668

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 11,529	$ 8,788
Customer deposits	86,496	44,550
Accrued expenses	122,497	86,483
Litigation contingency	16,000	-
Other liabilities	23	10
Current liabilities of discontinued operations	560	1,809
TOTAL CURRENT LIABILITIES	237,105	141,640
Long-term payable	-	20
TOTAL LIABILITIES	$ 237,105	$ 141,660

EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 189,947,235 issued and 153,733,373 outstanding at June 30, 2024; 183,606,708 issued and 154,669,037 outstanding at December 31, 2023	2	2
Additional paid-in capital	883,704	804,833
Treasury stock, at cost: 36,213,862 and 28,937,671 shares held, respectively	(626,825)	(545,559)
Accumulated deficit	(35,100)	(16,769)
Accumulated other comprehensive (loss) income	(1,455)	332
Total eXp World Holdings, Inc. stockholders' equity	220,326	242,839
Equity attributable to noncontrolling interest	-	1,169
TOTAL EQUITY	220,326	244,008
TOTAL LIABILITIES AND EQUITY	$ 457,431	$ 385,668

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, except share amounts)

EXP WORLD HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	($ 3,256)	$ 10,875
Reconciliation of net income (loss) to net cash provided by operating activities:		.
Depreciation expense	3,950	4,163
Amortization expense - intangible assets	1,413	1,195
Allowance for credit losses on receivables/bad debt on receivables	(677)	(2,470)
Equity in loss of unconsolidated affiliates	523	485
Agent growth incentive stock compensation expense	18,157	18,148
Stock option compensation	3,975	5,126
Agent equity stock compensation expense	56,456	65,652
Deferred income taxes, net	2,337	3,370
Changes in operating assets and liabilities:
Accounts receivable	(48,871)	(45,266)
Prepaids and other assets	1,841	367
Customer deposits	41,946	50,854
Accounts payable	2,741	(3,069)
Accrued expenses	35,243	49,273
Long term payable	-	(4,692)
Litigation contingency	16,000	-
Other operating activities	23	157
NET CASH PROVIDED BY OPERATING ACTIVITIES	131,801	154,168
INVESTING ACTIVITIES
Purchases of property, plant, equipment	(2,772)	(3,433)
Purchase of business	(3,150)	-
Investments in unconsolidated affiliates	(3,938)	(5,350)
Capitalized software development costs in intangible assets	(509)	(1,179)
NET CASH USED IN INVESTING ACTIVITIES	(10,369)	(9,962)
FINANCING ACTIVITIES
Repurchase of common stock	(81,266)	(78,728)
Proceeds from exercise of options	1,052	1,253
Transactions with noncontrolling interests	(1,169)	-
Dividends declared and paid	(15,075)	(13,460)
NET CASH USED IN FINANCING ACTIVITIES	(96,458)	(90,935)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(1,346)	620
Net change in cash, cash equivalents and restricted cash	23,628	53,891
Cash, cash equivalents and restricted cash, beginning balance	169,893	159,383
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 193,521	$ 213,274
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	1,542	1,833
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Termination of lease obligation - operating lease	-	837
Property, plant and equipment increase due to transfer of right-of-use lease asset	-	1,100